                                                                   EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and related reoffer prospectus of Chemed Corporation (formerly Roto-Rooter, Inc.) for the registration of 700,000 shares of its capital stock and to the incorporation by reference therein of our report dated November 10, 2003, with respect to the consolidated financial statements of Vitas Healthcare Corporation as of September 30, 2003 and 2002 and for each of the three years in the period ended September 30, 2003, included in the Current Report on Form 8-K/A of Chemed Corporation (formerly Roto-Rooter, Inc.) filed with the Securities and Exchange Commission on February 23, 2004.



                                          /s/ Ernst & Young LLP
                                          ------------------------------
                                          Ernst & Young LLP

Miami, Florida
September 1, 2004


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